SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             Form 8-K/A


                           Amendment No. 1


           Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (date of event reported):  June 29, 1998



                  HEADWAY CORPORATE RESOURCES, INC.
       (Exact name of registrant as specified in its charter)


                   Commission File Number: 0-23170


           DELAWARE                            75-2134871
 (State or other jurisdiction of             (I.R.S. Employer
  incorporation or organization)            Identification No.)


 850 Third Avenue, 11th Floor
         New York, NY                            10022
(Address of principal executive offices)       (Zip Code)

         Registrant's Telephone Number:  (212) 5080-3560

                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

            ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     On or about July 13, 1998, Headway Corporate Resources, Inc. ("Company"), filed a current report on Form 8-K reporting that the Company acquired on June 29, 1998, substantially all the assets of Phoenix Communication Group, Inc. of N.J. ("PCG"), a New Jersey corporation engaged in the business of offering information technology staffing services. This amendment to that report is filed for the purpose of presenting the financial statements required by Item 7(a) and the pro forma financial information required by item 7(b).

(a) Financial Statements. Included with this amendment are the historical financial statements of PCG for the year ended December 31, 1997 (audited), and for the periods ended June 29, 1998, and June 30, 1997 (unaudited), consisting of the following:

        Report of Independent Auditors
        Balance Sheets
        Statements of Income and Retained Earnings
        Statements of Cash Flows
        Notes to Financial Statements

(b) Pro   Forma   Financial  Information.   Included   with   this
   amendment beginning on page P-3 are the pro forma condensed combined statements of operations of the Company for the year ended December 31, 1997, and for the six months ended June 30, 1998, giving effect to the acquisition of PCG.

(c) Exhibit No. SEC Ref. No.   Title of Document                     Page

       1          (23)         Consent of Frankel and Topche, P.C.    E-1

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                HEADWAY CORPORATE RESOURCES, INC.

DATED: August 18, 1998          By: /s/Barry Roseman, President

        PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

         YEAR ENDED DECEMBER 31, 1997 AND PERIODS ENDED
                JUNE 29, 1998 AND JUNE 30, 1997



                            CONTENTS

                                                          Page

Independent auditors' report                               1

Financial statements:

  Balance sheets                                           2

  Statements of income and retained earnings               3

  Statements of cash flows                                 4

  Notes to financial statements                           5-8

To the Stockholders
Phoenix Communication Group, Inc. of New Jersey
Woodbridge, New Jersey


We have audited the accompanying balance sheet of Phoenix Communication Group, Inc. of New Jersey as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Communication Group, Inc. of New Jersey as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying balance sheet of Phoenix Communication Group, Inc. of New Jersey as of June 29, 1998 and the related statements of income, retained earnings, and cash flows for the periods ended June 29, 1998 and June 30, 1997 were not audited by us and, accordingly, we do not express an opinion on them.

FRANKEL AND TOPCHE, P.C.

March 18, 1998

        PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

                         BALANCE SHEETS

                             ASSETS

                                      December 31,     June 29,
                                      1997              1998
                                                    (Unaudited)
Current assets:
 Cash                                 $    814,501   $  282,969
 Trading securities                        183,910      284,849
 Accounts receivable                     2,970,851    2,841,873
 Advances to stockholders                  103,687      557,913
 Other current assets                       71,785       36,000

        Total current assets             4,144,734    4,003,604

Property and equipment, net                 51,870       69,388

Security deposit                               200          200

                                      $  4,196,804   $4,073,192


              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Note payable - bank                  $  1,000,000   $
 Margin debt                                33,480
 Accounts payable and accrued expenses      41,661       31,060
 Accrued commissions                       434,792      366,047
 Deferred state income taxes                70,000      160,000

        Total current liabilities        1,579,933      557,107

Stockholders' equity:
 Common stock, $15 par value; 100
  shares authorized; 20 shares
  issued and outstanding                       300          300
 Retained earnings                       2,616,571    3,515,785

        Total stockholders' equity       2,616,871    3,516,085

                                      $  4,196,804   $4,073,192




               See notes to financial statements.

        PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

           STATEMENTS OF INCOME AND RETAINED EARNINGS

                                 Year ended   Period ended  Six months
                                December 31,   June 29,     ended June
                                    1997         1998        30, 1997
                                              (Unaudited)  (Unaudited)

Fee revenues                     $ 13,949,887 $  6,590,086 $7,238,546

Cost of revenues:
Direct labor and outside services  8,225,799    3,825,483  4,047,695
Payroll taxes                        455,743      233,003    255,229

                                   8,681,542    4,058,486  4,302,924

Gross profit                        5,268,345    2,531,600  2,935,622

Operating expenses:
Officers' salaries                 2,629,528      172,170  1,314,764
Other                              2,647,067    1,387,707  1,323,534

                                   5,276,595    1,559,877  2,638,298

(Loss) income from operations         (8,250)      971,723    297,324

Other income (expense):
Interest and dividend income          27,963        2,257
Realized gain on sale of
 trading securities                   11,023       52,641
Change in unrealized appreciation
 of trading securities                12,972     (30,879)
Loss on transfer of securities from
 the available for sale category to
 the trading category               (10,339)
Interest expense                    (18,752)      (6,528)      (765)

                                      22,867       17,491      (765)

Income before provision for
 state income taxes                    14,617      989,214    296,559

Provision for state income taxes                    90,000

Net income                             14,617      899,214    296,559

Retained earnings - January 1, 1997
(as previously reported)           2,671,954               2,671,954

Prior period adjustment              (70,000)                (70,000)

Retained earnings - Beginning of
period (as restated)               2,601,954    2,616,571  2,601,954

Retained earnings - End of period$  2,616,571 $  3,515,785 $2,898,513

               See notes to financial statements.

         PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

                      STATEMENTS OF CASH FLOWS

                                 Year ended  Period ended Six months
                                December 31,   June 29,   ended June
                                   1997         1998       30, 1997
                                             (Unaudited)  (Unaudited)
Cash flows from operating activities:
Net income                      $     14,617 $    899,214 $  296,559
Adjustments to reconcile net
income to net cash provided
by operating activities:
 Depreciation                         18,940       10,000      9,000
 Deferred income taxes                             90,000
 Loss on transfer of securities
  from the available for sale
  category to the trading
  category                            10,339
 Trading securities                 (70,995)    (100,939)
 Accounts receivable               (174,727)      128,978  (703,072)
 Other current assets               (10,558)       35,785    (1,118)
 Security deposits                     3,794
 Accounts payable and
  accrued expenses                  (46,920)     (10,601)  1,486,791
 Accrued commissions                 343,186     (68,745)

     Net cash provided by
      operating activities            87,676      983,692  1,088,160

Cash flows from investing activities:
Acquisition of property and
 equipment                          (39,143)     (27,518)
Stockholder loans:
 Advances                          (582,568)    (454,226)   (64,070)
 Repayments                          921,254

     Net cash provided by (used
      in) investing activities       299,543    (481,744)   (64,070)

Cash flows from financing activities:
Net proceeds (repayments) from:
 Note payable - bank, net            250,000  (1,000,000)  (750,000)
 Margin debt                          33,480     (33,480)

     Net cash provided by (used
      in) financing activities       283,480  (1,033,480)  (750,000)

Net increase (decrease) in cash       670,699    (531,532)    274,090

Cash - Beginning of period            143,802      814,501    143,802

Cash - End of period             $    814,501 $    282,969 $  417,892

Supplemental disclosures of cash flow information:

Cash paid during the year for:
 Interest                       $     20,178 $      6,528 $      765

               See notes to financial statements.

        PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

                 NOTES TO FINANCIAL STATEMENTS

                YEAR ENDED DECEMBER 31, 1997 AND
                   PERIOD ENDED JUNE 29, 1998


1.   Significant Accounting Policies:

      Nature of Business:

             Phoenix Communication Group, Inc. of New Jersey (the "Company") is engaged in the business of recruiting and placement of temporary and permanent professionals in various computer related industries including Lan/Wan Integration, PC/Lan Technology, Data Communications and Telecommunications for businesses located primarily in the northeast.

      Unaudited Information:

             The unaudited financial statements at June 29, 1998 and the periods ended June 29, 1998 and June 30, 1997 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results for the interim period presented is not necessarily indicative of full year results.

      Use of Estimates:

              The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassification:

             Certain balances on the 1996 balance sheet have been reclassified to conform with the 1997 presentation for purposes of calculating the 1997 statement of cash flows.

      Concentration of Credit Risk:

             One customer accounted for approximately 14% of accounts receivable at December 31, 1997. Two customers accounted for approximately 19% and 13% of fee revenues for the year ended December 31, 1997. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

         PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

                  YEAR ENDED DECEMBER 31, 1997


1.   Significant Accounting Policies (Continued):

      Off-balance Sheet Risk:

             From time to time, the Company has cash balances in excess of the FDIC insured amount of $100,000.

      Property and Equipment:

             Property  and  equipment are recorded  at  cost  and
       depreciated  over  their  estimated  useful  lives   using
       primarily accelerated depreciation methods.

      Income Taxes:

             The Company, with the consent of its stockholders, has elected to be an "S" corporation under the Internal Revenue Code and tax laws of New Jersey. Instead of paying federal corporate income taxes, the stockholders of an "S" corporation are taxed individually on their proportionate share of the company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements. New Jersey "S" corporations pay corporate taxes at a reduced rate.

             Deferred income taxes reflect temporary differences in reporting assets and liabilities for income tax and financial accounting purposes. These temporary differences arise primarily from the use of the cash basis method of accounting for income tax purposes.

2.   Prior Period Adjustments:

        Retained earnings at the beginning of 1997 has been adjusted to correct the omission of a deferred state income tax liability at December 31, 1996 for $70,000 which was not recorded in accordance with Statement of Financial Accounting Standards No. 109. Had the error not been made, net income for the year ended December 31, 1996 would have decreased by $19,000.

3.   Trading Securities:

       The Company's investment in trading securities consists of equity securities that are bought and held principally for the purpose of selling them in the near term. Trading securities are recorded at fair value at December 31, 1997. The Company uses the average cost method to determine realized gains or losses from the sale of trading securities.

         PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

                  YEAR ENDED DECEMBER 31, 1997


4.   Advances to Stockholders:

        Advances to stockholders at December 31, 1997 are non-interest bearing and are due on or before December 31, 1998.

5.   Property and Equipment:

        Property and equipment consist of the following at December 31, 1997:

        Office equipment                        $ 100,485
        Leasehold improvements                      2,348

                                                  102,833
        Accumulated depreciation                   50,963

                                                $  51,870

6.   Note Payable, Bank:

        The Company has a demand note payable with a bank under a line of credit with a maximum availability of $1,500,000. The line of credit expires on June 30, 1998. Interest is charged at 1% over the bank's prime rate. The line of credit is collateralized by substantially all of the Company's assets and guaranteed by its stockholders. The agreement provides that the Company must comply with certain financial covenants related to debt service coverage and tangible net worth. The bank has waived compliance on the covenant related to debt service coverage.

7.   Margin Debt:

        The Company has margin debt outstanding with a broker who holds the Company's trading securities. The debt bears interest at the Broker Call Rate (7.25% as of December 31,
      1997). The Company can borrow up to 50% of the market value of the Company's trading securities.

8.   Related Party Transactions:

      Lease:

        In September 1997, the Company relocated its office to a facility which is owned by a commonly owned entity and entered into a long-term lease which expires in April, 2004. Rent is charged based on a formula tied into the net costs on the underlying property. In addition, the terms of the lease require that the Company pay $60,000 towards tenant improvements. No rent was charged for 1997 and the amount paid for tenant improvements has been recorded as prepaid rent.

         PHOENIX COMMUNICATION GROUP, INC. OF NEW JERSEY

                  YEAR ENDED DECEMBER 31, 1997


8.   Related Party Transactions (Cont'd):

      Estimated future minimum lease payments are as follows:

        1998                                    $ 133,300
        1999                                    $ 128,500
        2000                                    $ 123,800
        2001                                    $ 119,000
        2002                                    $ 114,300
        Thereafter                              $ 145,000

      Letter of Credit:

        The  Company  is contingently liable under  a  letter  of
      credit  issued  by  the bank for $28,636.   The  letter  of
      credit was issued on behalf of the Company's landlord and expires June 30, 1998.

9.   Retirement Plan:

        The Company has a profit sharing plan covering all eligible employees, as defined. The profit sharing plan provides for pre-tax employee contributions (401(k)). Employer contributions to the plan are discretionary. No employer contributions were made for the year ended December 31, 1997.

10.  Salary Continuation Plan:

        The Company provides a salary continuation plan for two key employees. Under the terms of the plan, the specified employees or their beneficiaries are entitled to receive a lump sum death benefit upon the employee's death prior to age sixty or an annual benefit for a period of fifteen years upon the employee's retirement at age sixty. The death benefit is funded by the Company's ownership of key-man life insurance policies on the lives of each participating individual. No amounts have been charged to operations for the year ended December 31, 1997.

                Headway Corporate Resources, Inc.

  Pro Forma Unaudited Condensed Combined Financial information

In 1997 and 1998, Headway Corporate Resources, Inc. ("Headway" or the "Company") completed the following acquisitions (collectively referred to as "Other Acquisitions"):

     In March of 1997, the Company acquired substantially all the assets of Advanced Staffing Solutions, Inc. ("Advanced").

     In July of 1997, the Company acquired substantially all the assets of Administrative Sales Associates Temporaries, Inc.
     and Administrative Sales Associates, Inc. (collectively referred to as "ASA").

     In September of 1997, the Company acquired (i) substantially all the assets of Quality OutSourcing, Inc. ("QOS"), and
     (ii) all of the outstanding stock of E.D.R. Associates, Inc. and substantially all the assets of Electronic Data Resources, L.L.C. (collectively referred to as "EDR").

     In March of 1998, the Company acquired (i) substantially all the assets of Cheney Associates and Cheney Consulting Group (collectively referred to as "Cheney"), (ii) substantially all the assets of the Southern Virginia offices of Select Staffing Services, Inc. (collectively referred to as "Select"), and (iii) all of the outstanding capital stock of Shore Resources, Incorporated ("Shore").

     In June of 1998, the Company acquired substantially all the assets of Staffing Solution, Inc. and Intelligent Staffing,
     Inc. (collectively referred to as "SSI").

In addition, in June of 1998, the Company acquired substantially all the assets of Phoenix Communications Group, Inc. of N.J.
("PCG").

In March of 1998, the Company completed debt and equity financing totaling $105,000,000. The financing includes a $75,000,000 syndicated senior credit facility, $10,000,000 of senior subordinated notes, and $20,000,000 of Series F Convertible Preferred Stock. This financing was used to repay amounts outstanding under the Company's credit facility with ING (U.S.) Capital Corporation, and to finance the 1998 acquisitions described above.

The   following  pro  forma  condensed  combined  statements   of
operations for the year ended December 31, 1997, and the six months ended June 30, 1998, give effect to the above acquisitions and financing.

The pro forma information is based on the historical financial statements of the Company, PCG and the Other Acquisitions giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The pro forma condensed combined statement of operations for the year ended December 31, 1997 gives effect (i) to the acquisitions of Advanced, ASA, QOS, EDR, Cheney, Select, Shore, SSI, and PCG, and (ii) to the debt and equity financing as if they occurred on January 1, 1997.

The pro forma condensed combined statement of operations for the six months ended June 30, 1998, gives effect (i) to the acquisitions of Cheney, Select, Shore, SSI, and PCG, and (ii) to the debt and equity financing as if they occurred on January 1, 1998.

The pro forma condensed combined statements of operations have been prepared by the Company's management based upon the historical financial statements of the Company, Advanced, ASA, QOS, EDR, Cheney, Select, Shore, SSI, and PCG. These pro forma condensed combined statements of operations may not be indicative of the results that actually would have occurred if the acquisitions and related financing had been in effect on the dates indicated. The pro forma condensed combined statements of operations should be read in conjunction with (i) the Company's historical financial statements and notes contained in the Company's annual report on Form 10-KSB and the Company's quarterly reports on Form 10-Q, and (ii) the historical financial statements of PCG and the Other Acquisitions contained in the Form 8-K's filed by the Company in connection with its various acquisitions.

                Headway Corporate Resources, Inc.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
                 Six months ended June 30, 1998
  (In Thousands of Dollars, except Share and Per Share Amounts)

                                            Historical                      Pro Forma
                                 Headway                   Other           Adjustments            Pro Forma
                              Consolidated    Phoenix   Acquisitions    Phoenix      Other        Combined
Revenues                       $  129,999   $    6,590   $    7,835   $       -    $       -     $ 144,424
Direct Expenses                    98,257        4,058        5,609           -            -       107,924
Gross Profit                       31,742        2,532        2,226           -            -        36,500

General and administrative
 expenses                          23,684        1,560        1,545         (72)(1)      (68)(6)    26,720

Depreciation and
 amortization                       1,100            -            9         248(3)       118(8)      1,475
                                   24,784        1,560        1,554         176          121        28,195
Operating income from
 continuing operations              6,958          972          672        (176)        (121)        8,305
Other (income) expenses:
 Interest expense                   1,851            7           41         592(2)       485(7)      2,231
                                                                                      (1,346)(12)
                                                                                         600(13)
 Interest income                      (53)          (2)           -           -            -           (55)
 Gain on sale of
  investment                         (901)         (22)           -           -            -          (923)
 Other expense, net                     -            -           (3)          -            -            (3)
                                      897          (17)          38         592         (260)        1,250
Income from continuing
 operations before income
 tax expense                        6,061          989          634        (768)         139         7,055

Income tax expense                  2,531           90          283          (1)(4)     (251)(9)     2,936
                                                                                         284(14)
Income from continuing
 operations                         3,530          899          351        (767)         106         4,119

Preferred dividend requirements      (315)           -            -           -         (238)(15)     (553)
Income from continuing
operations available for
common stockholders            $    3,215   $      899   $      351   $    (767)   $    (132)    $   3,566

Basic earnings per common
 share from continuing
 operations                    $     0.34                                                        $    0.37
Diluted earnings per common
 share from continuing
 operations                    $     0.27                                                        $    0.27

Average Shares
Outstanding:
 Basic                          9,465,435                                83,230(5)     8,559(10) 9,557,277
 Diluted                       13,295,652                                83,230(5) 1,800,673(16) 15,179,555

                Headway Corporate Resources, Inc.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
                  Year ended December 31, 1997
  (In Thousands of Dollars, except Share and Per Share Amounts)

                            Historical
                    Headway             Other      Pro Forma      Pro
                                                  Adjustments    Forma
                    Consolid Phoenix  Acquisit  Phoenix  Other   Combin
                      ated              ions                       ed
Revenues                       $   142,842  $    13,950  $    53,000  $      -     $       -     $    209,792
Direct Expenses                    104,396        8,682       38,503         -             -          151,581
Gross Profit                        38,446        5,268       14,497         -             -           58,211

General and administrative
 expenses                           29,588        5,257        9,408    (2,421)(1)      (383)(6)       42,102
                                                                                         653(11)
Depreciation and
 amortization                        1,453           19           95       496(3)        840(8)         2,903
                                    31,041        5,276        9,503    (1,925)        1,110           45,005
Operating income (loss) from
 continuing operations               7,405           (8)       4,994     1,925        (1,110)          13,206

Other (income) expenses:
 Interest expense                    2,662           19          272       836(2)      1,646(7)         4,986
                                                                                      (1,649)(12)
                                                                                       1,200(13)
 Interest income                      (104)         (28)         (21)        -             -             (153)
 Gain on sale of investment         (4,272)           -            -         -             -           (4,272)
 Other expense, net                   (750)         (14)         (10)        -             -             (774)
                                    (2,464)         (23)         241       836         1,197             (213)
Income from continuing
 operations before income
 tax expense                         9,869           15        4,753     1,089        (2,307)          13,419

Income tax expense                   4,064            -          173       442(4)        985(9)         5,578
                                                                                         (86)(14)
Income from continuing
 operations                          5,805           15        4,580       647        (3,206)           7,841

Preferred dividend                    (137)           -            -         -        (1,100)(15)      (1,237)
Income from continuing
 operations available for
 common stockholders           $     5,668  $        15  $     4,580  $    647     $  (4,306)    $      6,604

Basic earnings per common share
 from continuing operations    $      0.79                                                       $       0.89
Diluted earnings per common
 share from continuing
 operations                    $      0.58                                                       $       0.57

Average Shares Outstanding:
 Basic                           7,223,462                              85,608(5)     79,792(10)    7,388,862
 Diluted                        10,102,198                              85,608(5)  3,664,021(16)   13,851,827

                Headway Corporate Resources, Inc.
  Notes to Pro Forma Condensed Combined Statement of Operations
                           (Unaudited)
                    (In Thousands of Dollars)


PCG

1) To record the difference between the historical salaries paid to officers and salaries payable under the terms of employment contract entered into upon the closing of the acquisition of PCG.

                                     Six months      Year ended
                                        ended       December 31,
                                    June 30, 1998       1997
    Historical salaries             $         172  $       2,621
    Salaries payable to officers
    pursuant to new employment
      contracts                              (100)          (200)
                                    $          72  $       2,421

2) To record interest expense on borrowings under the senior credit facility used to finance the acquisition of PCG.

                                     Six months      Year ended
                                        ended       December 31,
                                    June 30, 1998       1997
    Cash paid for acquisition       $     16,322   $      16,322
    Financed by:
     Senior credit facility               16,322          11,525
     Subordinated debt and Series F
     Preferred Stock (see items 13
     and 15 below)                            --           4,797
                                          16,322          16,322

    Interest on senior credit
     facility at 7.25%              $        592   $         836

3) To record amortization of intangibles of $14,893,000 over 30 years.
4) To record income tax expense for operations of PCG.
5) To record additional shares issued for the purchase of PCG
   (weighted average).

Other Acquisitions

6) To record the difference between the historical salaries paid to officers and salaries payable under the terms of empoyment contracts entered into upon closing for the EDR and Shore acquisitions. (Such adjustments were not applicable or not material for the other acquisitions.)

                                     Six months      Year ended
                                        ended       December 31,
                                    June 30, 1998       1997
    Historical salaries             $         143  $         753
    Salaries payable to officers
    pursuant to new employment
     contracts                                (75)          (370)
                                    $          68  $         383

7) To record interest expense on borrowings under the senior credit facility used to finance the Other Acquisitions.

                                     Six months      Year ended
                                        ended       December 31,
                                    June 30, 1998       1997
    Cash paid for Other             $      13,418  $      32,164
    Acquisitions
    Financed by:
     Senior credit facility                13,418         22,711
     Subordinated debt and Series F
     Preferred Stock (see items 12
     and 14 below)                             --          9,453
                                           13,418         32,164

    Intererst on senior credit
     facility at 7.25%              $         486  $       1,646

8) To record amortization of intangibles resulting from Other
   Acquisitions as follows:

                            Advanced,             Cheney,
                          ASA, and QOS    EDR   Shore, and     SSI    Total
                            and QOS               Select
   Cash paid (including
    transaction expenses) $ 11,628     $ 7,118  $ 12,196    $ 1,222  $ 32,164
   Stock issued as
    consideration              500          --        --        100       600
   Notes issued as
    consideration              451          --        --         --       451
   Net assets acquired        (100)     (1,005)     (636)        --    (1,741)
   Intangibles            $ 12,479     $ 6,113  $ 11,560    $ 1,322  $ 31,474

   Amortization period      20 yrs.     30 yrs.   30 yrs.    30 yrs.

   Amortization:
    Annual                $    624     $   204  $    385    $    44  $  1,257
    Included in 1997
     historical financial
     financial statements      366          51        --         --       417
    Adjustment for the
     year ended December
     31, 1997             $    258     $   153  $    385    $    44  $    840

   Adjustment for six
    months ended June
    30, 1997                   n/a         n/a  $   96      $    22  $    118

9) To record income tax expense for the operations of other companies acquired.

10)To record additional shares issued for the purchase of ASA and SSI (weighted average).

General

11)To record additional incentive bonus payable to managers and executives resulting from the results of operations of acquired companies for the entire periods.

12)To reverse interest expense and amortization on loan acquisition fees related to ING facility recorded in the historical financial statement of Headway, and to record interest resulting from use of senior credit facility to finance loan acquisition fees for new credit facility and working capital as follows:

                                     Six months      Year ended
                                        ended       December 31,
                                    June 30, 1998       1997
  Interest expense per historical
    financial statements of         $    (1,851)   $     (2,662)
    Headway
    Amortization of loan                     147             293
    acquisition fees
  Interest on working capital
    borrowings (refinanced)                  344        693
  Interest on note issued in
    connection with acquisition               14        27
                                    $    (1,346)   $     (1,649)

13)To record interest on senior subordinated debt of $10,000,000 at 12%.

14)To record the income tax effect of General pro forma adjustments.

15)To record dividends on $20,000,000 of Preferred Series F stock at an annual rate of 5.5%.

16)To record (i) additional shares issued for the purchase of other companies, and (ii) the dilutive effect of Preferred
   Series F stock.